EXHIBIT 4.1
                                  -----------


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (i) EITHER
(A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (ii) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS.

No. ______________                                              For the Purchase
                                                      of up to __________ shares
                                                                 of Common Stock


                               WARRANT TO PURCHASE

                                  COMMON STOCK

                                       OF

                                 MEDIAVEST, INC.

                           (A NEW JERSEY CORPORATION)

         Mediavest, Inc., a New Jersey corporation (the "COMPANY"), for value received, the sufficiency of which is hereby acknowledged, certifies that ________________, or his, her or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. New York City local time on August 2, 2008 (the "EXPIRATION DATE") and the termination of this Warrant as provided in Section 7 hereof, up to ___________ shares of common stock, par value $0.0001 per share, of the Company ("COMMON STOCK"), at a purchase price per share equal to $2.50 per share (the "BASE PRICE"), as adjusted upon the occurrence of certain events as set forth in Section 2 of this Warrant. The shares of Common Stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as "WARRANT STOCK" and the "PURCHASE PRICE," respectively.

         1. Exercise.

                  1.1 Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company.

                  1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  1.3. Delivery of Certificate(s). As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company, at its sole expense, will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (a) A certificate or  certificates  for the number of
                  full shares of Warrant Stock to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.4 hereof, and

                           (b) In case  such  exercise  is in part  only,  a new
                  warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

                  1.4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock reasonably determined by the Board of Directors of the Company (and, in the case of a conversion of this Warrant, in accordance with Section 1.5(c)).

                  1.5      Right to Convert Warrant into Stock; Net Issuance.

                  (a) Right to Convert. Subject to Section 7, in addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "CONVERSION RIGHT") into shares of Warrant Stock as provided in this Section 1.5 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price or any cash or other consideration) that number of shares of fully paid and nonassessable Warrant Stock equal to the quotient obtained by dividing
         (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Purchase Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by
         (Y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined).

         Expressed as a formula, such conversion shall be computed as follows:

         N        =     B-A
                        ---
                         Y

        where:          N     = the number of shares of  Warrant  Stock that may
                              be issued to Holder

                        Y = the fair market value (FMV) of one share of Warrant Stock

                        A = the aggregate Warrant Price (Converted Warrant Shares x Purchase Price)

                        B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share of the Conversation Date (as herein defined).

                  (b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the Subscription Form in the form attached hereto, duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in
         Section 1.5(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant, together with the aforesaid written statement, or on such later date as is specified therein (the "CONVERSION DATE"), and, at the election of the Holder hereof, may be made contingent upon the occurrence of any of the events specified in
         Section 7. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant (date the date hereof) evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

                  (c)  Determination  of Fair Market Value. For purposes of this
         Section 1.5, "FAIR MARKET VALUE" of a share of Warrant Stock as of a particular date (the "DETERMINATION DATE") shall mean:

                                    (1) If the Company's  Common Stock is traded
                           on an exchange or is quoted on the Nasdaq National or Small Cap Market, then the closing price on the day before the Determination Date;

                                    (2) If the  Company's  Common  Stock  is not
                           traded on an exchange or on the Nasdaq National or Small Cap Market but is traded in the over-the-counter market, then the closing price on the day before the Determination Date;

                                    (3) In the event that the Determination Date
                           is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up with respect to the Warrant Stock under the Company's Certificate of Incorporation, then the fair market value per share of the Warrant Stock shall be determined by aggregating all amounts to be payable per share to holders of the Warrant Stock in the event of such liquidation, dissolution or winding up; or

                                    (4) In all  other  cases,  the  fair  market
                           value per share of the Warrant Stock shall be determined in good faith by the Company's Board of Directors upon review of relevant factors.

         2. Certain Adjustments. The Purchase Price and the number of shares of Warrant Stock deliverable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

                           2.1 Subdivision, Reclassification or Change in Common Stock. In the event of any subdivision, reclassification or change of the Common Stock into a greater number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Stock shall be proportionately reduced.

                  2.2 Consolidation, Reclassification or Change in Common Stock. In the event of any consolidation, reclassification or change of the Common Stock into a lesser number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Stock shall be proportionately increased.

                  2.3   Reorganizations.   If  there  shall  occur  any  capital
         reorganization of the Common Stock (other than a subdivision, combination, reclassification or change in par value), then, as part of any such reorganization, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  2.4 Merger, Consolidation or Sale of Assets. Subject to the provisions of Section 7, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  2.5 Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

         3.       Compliance with Securities Act.

                  3.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue-sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue-sky" laws).

                  3.2 Legend.  Certificates  delivered to the Holder pursuant to
         Section   1.3  shall  bear  the   following   legend  or  a  legend  in
         substantially similar form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
                  APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

         4. Reservation of Stock. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

         5. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         6.       Registration Rights.

                  6.1. "Piggy Back" Registration. If at any time the Company shall determine to register under the Securities Act, any of its Common Stock, other than on Form S-8 or its then equivalent, it shall send to the Holder written notice of such determination and, if within thirty
         (30) days after receipt of such notice, the Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Warrant Stock except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata among the holders of such Common Stock having an incidental ("PIGGY BACK") right to include such Common Stock in the registration statement according to the amount of such Common Stock which each holder had requested to be included pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion of the Warrant Stock with respect to which the Holder has requested inclusion hereunder.


                  6.2. Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to twelve (12) months of any registration statement pursuant to which any of the Warrant Stock is being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide the Holder with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

                  6.3. Indemnification of Holder. In the event that the Company registers any of the Warrant Stock under the Securities Act, the Company will indemnify and hold harmless the Holder from and against any and all losses, claims, damages, expenses or liabilities, to which it becomes subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Holder expressly for use therein. Promptly after receipt by the Holder of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Holder will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Holder), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent.

                  6.4. Indemnification of Company. In the event that the Company registers any of the Warrant Stock under the Securities Act, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Holder, the Company will notify the Holder in writing of the commencement thereof, and the Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Holder. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Holder unless employment of such counsel has been specifically authorized by the Holder. The Holder shall not be liable to indemnify any person for any settlement of any such action effected without the Holder's consent.

                  7. Termination Upon Certain Events. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

                  (a) provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to this Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(a) to the end that the provisions of
         Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

                  (b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the "TERMINATION DATE") and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (i) the Company shall have given the Holder written notice of such Termination Date at least twenty (20) business days prior to the occurrence thereof and (ii) the Holder shall have the right until 5:00 p.m., New York City local time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

         8. Transferability. Without the prior written consent of the Company, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

         9. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         10. Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 2121 Avenue of the Stars, Suite 1650, Los Angeles, California 90067, Attention: Chief Executive Officer, or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given
(i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         11. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

         12. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

         13. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of New York without giving effect to the conflict of law principles thereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, by one of its officers thereunto duly authorized.



                                       MEDIAVEST, INC.



                                       By:
                                          -------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A

                                  PURCHASE FORM

To:      MEDIAVEST, INC.

The undersigned pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to (check one):

         _____
                            (A) purchase ___________________ shares of Common Stock, par value $0.0001 per share, of Mediavest, Inc. (the "COMMON STOCK"), covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or

         _____
                            (B) convert  ______________________  Warrant  Shares
                            into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section 1.5 of the Warrant.

         Common Stock for which the Warrant may be exercised or converted shall be known herein as "WARRANT Stock."

         The undersigned is aware that Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

         The undersigned represents and warrants that (i) he has been furnished with all information which he deems necessary to evaluate the merits and risks of the purchase of Warrant Stock, (ii) he has had the opportunity to ask questions concerning Warrant Stock and the Company and all questions posed have been answered to his satisfaction, (iii) he has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning Warrant Stock and the Company and (iv) he has such knowledge and experience in financial and business matters that he is able to evaluate the merits and risks of purchasing Warrant Stock and to make an informed investment decision relating thereto.

         The undersigned hereby represents and warrant that he is purchasing Warrant Stock for his own account for investment and not with a view to the sale or distribution of all or any part of Warrant Stock.

         The undersigned understands that because Warrant Stock has not been registered under the Securities Act, he must continue to bear the economic risk of the investment for an indefinite period of time and Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

         The undersigned agrees that he will in no event sell or distribute or otherwise dispose of all or any part of Warrant Stock unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving Warrant Stock, or (ii) the Company receives an opinion legal counsel acceptable to the Company stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on his certificate for Warrant Stock stating: (i) that the resale or transfer of the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby; and (ii) to the placing of a stop-transfer order on the books of the Company and with any transfer agents against Warrant Stock until Warrant Stock may be legally resold or distributed without restriction.

         The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.



                                       -------------------------------
                                       Signature

                                       -------------------------------
                                       Print Name

                                       or

                                       Entity Name:
                                                   -------------------
                                       By:
                                          ----------------------------
                                       Signature

                                       -------------------------------
                                       Print Name

                                       -------------------------------
                                       Title